                                                                    EXHIBIT 12.1

                CALIFORNIA STEEL INDUSTRIES, INC. AND SUBSIDIARY

               Computation of Ratio of Earnings to Fixed Charges

                       (All dollar amounts in thousands)


                                                                               Year Ended December 31,
                                                               -----------------------------------------------------------
                                                                2000          1999         1998         1997         1996
                                                               ------        ------       ------       ------       ------
Income before income taxes.............................        56,138        77,027       26,816       44,316       67,725
Fixed charges..........................................        19,837        17,861       19,645       16,642       12,578
Amortization of capitalized interest...................           534           686          609          409          198
Capitalized interest...................................          (300)         (588)      (1,940)      (1,952)      (1,667)
                                                               ------        ------       ------       ------       ------
  Earnings.............................................        76,209        94,986       45,130       59,415       78,834
                                                               ------        ------       ------       ------       ------
Imputed interest relating to rental expense............           460           470          169           83           58
Interest expense.......................................        19,377        17,391       19,476       16,559       12,520
                                                               ------        ------       ------       ------       ------
  Fixed charges........................................        19,837        17,861       19,645       16,642       12,578
                                                               ------        ------       ------       ------       ------
Ratio of earnings to fixed charges.....................           3.8           5.3          2.3          3.6          6.3
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